UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	26-0287117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Cherrington Parkway

Suite 200

Coraopolis, Pennsylvania 15108

(Address of Principal Executive Offices)

HECKMANN CORPORATION 2009 EQUITY INCENTIVE PLAN

(Full title of the plan)

Damian C. Georgino, Esq.

Executive Vice President, Corporate Development and Chief Legal Officer

300 Cherrington Parkway

Suite 200

Coraopolis, Pennsylvania 15108

(Name, address and telephone number (including area code) of agent for service)

Copy to:

Nicholas A. Bonarrigo, Esq.

Reed Smith LLP

10 South Wacker Drive, Floor 36

Chicago, Illinois 60606 -7507

Tel: (312) 207-6410; Fax: (312) 207-6400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	5,000,000	$3.11 (2)	$15,550,000	$1,783

(1)	This Registration Statement covers 5,000,000 additional shares of common stock, par value $0.001 per share (the “Common Stock”) of Heckmann Corporation (the “Company”) pursuant to the Heckmann Corporation 2009 Equity Incentive Plan (the “Plan”). In addition, pursuant to Rule 416(a) under the United States Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares to be offered or sold pursuant to the Plan by reason of any stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination or exchange of shares or Common Stock, dividend in kind, or other like change in capital structure.
(2)	Pursuant to Rule 457(h) of the Securities Act, the proposed maximum offering price is estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on The New York Stock Exchange on June 11, 2012 ($3.11), in accordance with Rule 457(c) of the Securities Act.

Explanatory Note

This Registration Statement on Form S-8 is being filed to register an additional 5,000,000 shares of Common Stock newly authorized for issuance under the Heckmann Corporation 2009 Equity Incentive Plan. On May 8, 2012, the Company’s stockholders approved the amendment to the Plan that increased the number of shares of Common Stock by 5,000,000 to an aggregate total of 10,000,000 shares of Common Stock that may be issued pursuant to awards under the Plan. In accordance with Instruction E to Form S-8, the contents of the Company’s earlier Registration Statement on Form S-8 (File No. 333-159086) filed with the United States Securities and Exchange Commission (the “Commission”) on May 8, 2009, are incorporated herein by reference and made a part hereof. Shares of Common Stock subject to an award granted under the Plan which expires or is terminated or canceled without having been exercised or settled in full, or if Shares of Common Stock are forfeited or repurchased by the Company at no greater than the participant’s purchase price, such Shares will again be available for issuance under the Plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this Registration Statement:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 8, 2012;

(b) Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed on May 3, 2012;

(c) Our Current Reports on Form 8-K filed with the Commission on March 13, 2012, March 22, 2012, March 26, 2012, March 30, 2012, April 4, 2012, April 10, 2012, April 13, 2012 (other than Item 7.01 thereof and the related exhibit), and May 11, 2012;

(d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2011; and

(e) The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the Commission on November 8, 2007, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement. Unless expressly incorporated by reference into this Registration Statement, a report (or portion thereof) “furnished” under Item 2.02 or 7.01 of Form 8-K and not deemed filed under such provisions shall not be incorporated by reference into this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed September 4, 2007)

4.1A	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 5, 2008)

4.1B	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1B to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed March 14, 2011)

4.2	Amended and Restated Bylaws (incorporated herein by reference to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed October 26, 2007)

4.3	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 filed June 26, 2007)

4.4	Heckmann Corporation 2009 Equity Incentive Plan (incorporated by reference from Appendix A to the Company’s Definitive Proxy Statement for the 2009 Annual Meeting of Stockholders, filed on April 2, 2009)

4.4A	First Amendment to Heckmann Corporation 2009 Equity Incentive Plan (incorporated by reference from Appendix A to the Company’s Definitive Proxy Statement for the 2012 Annual Meeting of Stockholders, filed on March 27, 2012)

4.5	Representative Form of Restricted Stock Agreement for Heckmann Corporation 2009 Equity Incentive Plan (incorporated by reference to Exhibit 10.31 of the Company’s Form S-8 filed on May 8, 2009)

4.6	Representative Form of Option Agreement for Heckmann Corporation 2009 Equity Incentive Plan (incorporated by reference to Exhibit 10.32 of the Company’s Form S-8 filed on May 8, 2009)

4.7	Representative Form of Restricted Stock Agreement for Heckmann Corporation 2009 Equity Incentive Plan, for participants with executive employment agreements (incorporated by reference to Exhibit 10.33 of the Company’s Form S-8 filed on May 8, 2009)

5.1	Opinion of Reed Smith LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of GHP Horwath, P.C., Independent Registered Public Accounting Firm

23.3	Consent of McGladrey LLP, Independent Auditor

23.4	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coraopolis, State of Pennsylvania, on June 12, 2012.

Heckmann Corporation,

a Delaware corporation

/s/  Damian C. Georgino

Damian C. Georgino

Executive Vice President, Corporate Development

and Chief Legal Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Heckmann Corporation hereby appoints Richard J. Heckmann, Damian C. Georgino and W. Christopher Chisholm, and each of them, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, with full power to act alone, to sign on his behalf and in the capacity set forth below, any and all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file each such amendment and post-effective amendment to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:	Principal Financial and Accounting Officer:

/s/ Richard J. Heckmann	/s/ W. Christopher Chisholm
Richard J. Heckmann	W. Christopher Chisholm
Chairman and Chief Executive Officer	Executive Vice President and Chief Financial Officer
Dated: June 12, 2012	Dated: June 12, 2012

Directors:

/s/ Edward A. Barkett	/s/ Lou Holtz
Edward A. Barkett	Lou Holtz
Dated: June 12, 2012	Dated: June 12, 2012

/s/ Alfred E. Osborne, Jr.	/s/ J. Danforth Quayle
Alfred E. Osborne, Jr.	J. Danforth Quayle
Dated: June 12, 2012	Dated: June 12, 2012

/s/ Andrew D. Seidel	/s/ Robert B. Simonds, Jr.
Andrew D. Seidel	Robert B. Simonds, Jr.
Dated: June 12, 2012	Dated: June 12, 2012

/s/ Kevin L. Spence
Kevin L. Spence
Dated: June 12, 2012

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed September 4, 2007)

4.1A	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 5, 2008)

4.1B	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1B to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed March 14, 2011)

4.2	Amended and Restated Bylaws (incorporated herein by reference to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed October 26, 2007)

4.3	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 filed June 26, 2007)

4.4	Heckmann Corporation 2009 Equity Incentive Plan (incorporated by reference from Appendix A to the Company’s Definitive Proxy Statement for the 2009 Annual Meeting of Stockholders, filed on April 2, 2009)

4.4A	First Amendment to Heckmann Corporation 2009 Equity Incentive Plan (incorporated by reference from Appendix A to the Company’s Definitive Proxy Statement for the 2012 Annual Meeting of Stockholders, filed on March 27, 2012)

4.5	Representative Form of Restricted Stock Agreement for Heckmann Corporation 2009 Equity Incentive Plan (incorporated by reference to Exhibit 10.31 of the Company’s Form S-8 filed on May 8, 2009)

4.6	Representative Form of Option Agreement for Heckmann Corporation 2009 Equity Incentive Plan (incorporated by reference to Exhibit 10.32 of the Company’s Form S-8 filed on May 8, 2009)

4.7	Representative Form of Restricted Stock Agreement for Heckmann Corporation 2009 Equity Incentive Plan, for participants with executive employment agreements (incorporated by reference to Exhibit 10.33 of the Company’s Form S-8 filed on May 8, 2009)

5.1	Opinion of Reed Smith LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of GHP Horwath, P.C., Independent Registered Public Accounting Firm

23.3	Consent of McGladrey LLP, Independent Auditor

23.4	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)